Transgenomic Appoints David Pauluzzi to Board of Directors
 Former Quest Executive Director Brings Extensive Strategic Marketing Expertise


OMAHA, Neb., February 5, 2008 - Transgenomic, Inc. (OTCBB: TBIO.OB), today announced that it has appointed David P. Pauluzzi to its Board of Directors. Mr. Pauluzzi is currently a consultant at Water Street Healthcare Partners, a Chicago-based private equity firm specializing in the healthcare sector.

Prior to his current position, Mr. Pauluzzi served as Executive Director/VP of Quest Diagnostics, the nation's leading provider of diagnostic testing, information and services, where he directed operations, marketing and sales for its Esoteric Anatomic Pathology Business and built a direct sales and marketing organization for its Hospital Division. He also served as V.P. of Sales and Marketing and Chief Operating Officer for US LABS, a national anatomic pathology reference laboratory, where he hired and developed the Company's sales and marketing organization and launched national marketing and re-branding initiatives. Mr. Pauluzzi has also served as Senior Director of World Wide Marketing for Ventana Medical Systems, a global leader in tissue-based cancer diagnostics, and as District Sales Manager and International Marketing Manager for the Diagnostics Division of global healthcare company Abbott Laboratories.

Craig Tuttle, Transgenomic President and Chief Executive Officer, stated, "Mr. Pauluzzi brings more than 20 years of worldwide diagnostic and clinical laboratory experience with both leading and emerging healthcare service companies that includes extensive expertise in strategic marketing, developing and managing sales organizations, and senior level diagnostic product and systems sales. His cancer diagnostic and services industry experience includes anatomic pathology, genomics, proteomics and the pharmacogenomics market serving physicians, labs and hospitals. We are excited to have him join the Company's Board of Directors."

About Transgenomic:
Transgenomic is a global biotechnology company that provides unique products and services for automated high sensitivity genetic variation and mutation analysis. Their offerings include systems, products, discovery and laboratory testing services to the academic and medical research, clinical laboratory and pharmaceutical markets in the fields of pharmacogenomics and personalized medicine. Specific offerings include WAVE(R) DHPLC Systems, related consumables and assay kits, cytogenetics automated systems, Transgenomic Molecular Clinical Reference Laboratory and Pharmacogenomics Research Services. Transgenomic's two laboratory services divisions utilize these technologies and expertise to provide a menu of mutation scanning tests for over 700 cancer-associated genes and more than 60 validated diagnostic tests to meet the needs of pharmaceutical and biotech companies, research and clinical laboratories, physicians and patients. For more information about the innovative systems, products and services offered by Transgenomic, please visit: www.transgenomic.com.

Transgenomic Cautionary Statements
Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

For confirmation of release or further information, please contact:

   Debra Schneider                              Todd Kehrli or Jim Byers
   Chief Financial Officer                      Investor Relations
   Transgenomic, Inc.                           MKR Group, Inc.
   12325 Emmet Street
   Omaha, NE 68164

   Phone: 402.452.5400                          Phone:  323.468.2300
   Fax: 402.452.5461

   investorrelations@transgenomic.com           tbio@mkr-group.com